Exhibit No. 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49050, 33-58402, 33-64689, 333-02607, 333-06996, 333-17367, 333-43647, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314, 333-104099 and 333-115347 all on Form S-8 and No. 333-105990 on Form S-3 of our reports dated February 20, 2007 (June 13, 2007 as to Notes 4 and 17), relating to the consolidated financial statements and financial statement schedule of Kimberly-Clark Corporation and subsidiaries (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006, the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006, and the adoption of Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, on December 31, 2005) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K of Kimberly-Clark Corporation.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Dallas, Texas
June 13, 2007